Exhibit 10.4

Contract No: (82010) Rural Commercial Bank Loan [2018]No.10291130001

Working Capital Loan Contract

Borrower: Jiangsu Baikang Biological Pharmaceutical Co., Ltd

Lender: Jiangsu Pizhou Rural Commercial Bank Co., Ltd

November 29, 2018

Working Capital Loan Contract

Contract No: (82010) Rural Commercial Bank Loan [2018]No.10291130001

For the purpose set forth in Section 2.1 of this contract, the borrower hereby applies to the lender for a loan. The lender has agreed to make the loan to the borrower. The borrower and the lender hereby enter into this contract through friendly consultations according to the Contract Law, the General Provisions for Loans and other applicable laws and regulations, setting forth respective rights and obligations.

Section 1 Type of loan

1.1 The loan hereunder is a medium-term (interim, short-term or medium-term) working capital loan.

Section 2 Purpose of loan

2.1 The purpose of the loan hereunder is to purchase decorative materials, machinery and equipment.

2.2 Without the prior written consent of the lender, the borrower may not change the purpose of loan set forth herein.

Section 3 Amount and term of loan

3.2 The term of loan hereunder is 34 months, commencing from November 29, 2018 and ending on September 20, 2021.

3.3 The date of actual drawdown and repayment date shall be as indicated on the certificate of indebtedness executed by and between the lender and the borrower. The certificate of indebtedness or certificate of loan withdrawal shall constitute integral part of this contract, and this contract shall prevail in case of any inconsistency between the particulars of the certificate of indebtedness or certificate of loan withdrawal and this contract, except for dates.

3.4 The borrower shall file a written request to the lender and obtain the prior consent of the lender if it intends to make early repayment of the loan, provided that the interest rate shall remain unchanged at the time of prepayment.

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Section 4 Loan interest rate and interest accrual

4.1 Interest shall accrue on the loan hereunder on a daily basis from the actual drawdown date for the actual number of days of loan utilization (daily interest rate =annual interest rate/360), with interest to be settled on a ___ (monthly/quarter)basis and on the ___ day (20th day of each month/20th day of the last month of each quarter) or the immediately following banking day if the interest settlement date is not a banking day. The interest accrued on the loan shall be fully repaid along with principal repayment upon the maturity of the loan.

4.2 The loan interest rate hereunder shall be determined in the following manner 4.2.3:

4.2.1 Fixed interest rate with annual interest rate of __%, which will remain unchanged during the term of this contract.

4.2.2 The interest rate hereunder is determined to be __% (above/below) the base interest rate of the corresponding class published by the People’s Bank of China. The contractual interest rate shall be adjusted on a period-by-period basis, with ___(year/half a year/quarter/month) as a period. The date for determination of interest rate of the first period shall be the effective date of this contract, and the lender will determine the interest rate of the first period based on the base interest rate of the corresponding class published by the People’s Bank of China on the effective date of the loan contract and the extent of fluctuation agreed upon by both parties, i.e., the annual interest rate of ___%. The date for determination of interest rate of the second period and each subsequent period shall be the date corresponding to the effective date hereof, and the lender will determine the interest rate of the current period based on the base interest rate of the corresponding class published by the People’s Bank of China on the date corresponding to the effective date of the loan contract and the extent of fluctuation agreed upon by both parties, provided that if the month of adjustment has no day corresponding to the effective date hereof, the last day of such month shall be the corresponding day.

In case of drawdown in installments, regardless of the number of withdrawals in a period, the current interest rate determined on the effective date hereof or the corresponding date shall apply and shall be adjusted on the day of the next period corresponding to the effective date hereof.

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4.2.3 Others: subject to the interest rate actually determined, the repayment process shall be monthly equal-amount repayment of principal and interest

4.3 In case of any change made by the People’s Bank of China to the interest rate or interest rate determination process, the applicable rules of the People’s Bank of China shall govern.

4.4 Penalty interest

4.4.1 If the borrower fails to repay the loan principal and interest hereunder when due (including the amount declared due and repayable immediately), interest shall be charged at the penalty interest rate on overdue loan on the overdue portion from the due date until repayment of the principal and interest in full.

The penalty interest rate on overdue loan shall be the loan interest rate set forth in this Section 4.2 plus 30%.

4.4.2 If the borrower fails to use the loan for the purpose set forth herein, interest shall be charged at the penalty interest rate on misappropriated loan on the overdue portion from the date of misappropriation until repayment of the principal and interest in full.

The penalty interest rate on misappropriated loan shall be the loan interest rate set forth in this Section 4.2 plus 50%.

4.4.3 Interest shall be charged at the penalty interest rate on misappropriated loan if the loan is both overdue and misappropriated.

4.4.4 Compound interest shall be charged on the interest that the borrower fails to pay when due at the loan interest rate set forth in Section 4.2 during the term of loan and using the interest settlement process set forth in Section 4.1, and thereafter at the penalty interest rate set forth in this section instead when the loan becomes overdue.

4.4.5 For accrual of penalty interest and compound interest, in case of any adjustment to the loan interest rate set forth herein, the penalty interest and compound interest shall be calculated on a period-by-period basis as of date of adjustment.

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Section 5. Conditions for drawdown

5.1 The borrower shall meet the following conditions in order to withdraw the loan proceeds:

5.1.1. This contract and its annexes shall have taken effect.

5.1.2 The borrower shall have provided the guarantee as required by the lender, the guarantee contract shall have taken effect and completed the statutory approval, registration or filing formalities.

5.1.3 The borrower shall have provided the lender with the borrower’s documents, instruments, specimen seal, personnel list and specimen signature in connection with execution and performance of this contract and have completed the related vouchers;

5.1.4 The borrower shall have opened accounts required for performance of this contract as required by the lender.

5.1.5 The borrower shall have submitted a written drawdown application to the lender along with related certificate of purpose of loan and completed the related drawdown formalities_______banking days prior to drawdown.

5.1.6 The self-owned funds as required by the lender shall have been made available in full.

5.1.7 Other conditions for drawdown as specified in laws and agreed upon by both parties:_____________________________

5.2 If any of the aforesaid conditions for drawdown is not met, the lender has the right to reject the drawdown application of the borrower, except that the lender agrees to disburse the loan.

Section 6 Drawdown time and process

6.1 The borrower shall withdraw the loan proceeds at such time and in such manner as specified in _____:

6.1.1 One-time drawdown on _______.

6.1.2 Withdrawal of the entire loan within _____as of __________.

6.1.3 Installment drawdown according to the following schedule:

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Drawdown time	Drawdown amount

Any attached table completed in addition to the above table due to insufficient space shall constitute integral part of this contract.

6.2 With respect to the portion not withdrawn within the aforesaid time limit, the lender has the right to reject any drawdown application from the borrower.

Where the lender agrees to issue the loan, the lender has the right to charge the commitment fee at a rate of ______with respect to the delayed portion of drawdown; the lender has the right to charge the commitment fee at a rate of________ with respect to the portion that the lender refuses to issue to the borrower.

6.3 Account into which the funds withdrawn by the borrower shall be deposited (single choice)

☑ Settlement account opened by the borrower, account name: Jiangsu Baikang Biological Pharmaceutical Co., Ltd, account No: 3203821701201000033587.

☐ Dedicated loan disbursement account, account name_____________________, account No:_____________________________________________________________.

6.4 During the loan release, if any of the following events occurs with respect to the borrower, the lender shall consult with the borrower to make additional conditions for loan disbursement in writing as integral part of this contract or cease to release the loan proceeds:

6.4.1 Decreased credit standing;

6.4.2 Failure to pay the loan proceeds according to the provisions of the contract.

6.4.3 Insufficient profitability of primary line of business;

6.4.4 Abnormal use of loan proceeds;

6.4.5 Attempt to circumvent authorized disbursement by the lender by means of breaking down the loan into parts in violation of the provisions hereof.

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Section 7 Disbursement of loan proceeds

7.1 Any single loan exceeding RMB 3 million shall be disbursed by the lender upon request. Method for disbursement of other loan proceeds to be adopted (single choice)

☑ Disbursement by the lender upon request: the lender will disburse the loan via the borrower’s account to the counterparty of the borrower that meets the purpose set forth herein after satisfactory review according to the drawdown application and payment request of the borrower. Where Section 6.3 hereof provides that the withdrawn amount shall be deposited into the dedicated loan disbursement account, the disbursement upon request shall be handled through this account.

☐ Disbursement by the borrower: After the lender disburses the loan proceeds into the borrower’s account according to the borrower’s drawdown application, the borrower will disburse the same to its counterparty that meets the purpose set forth herein at its sole discretion. Where Section 6.3 hereof provides that the withdrawn amount shall be deposited into the dedicated loan disbursement account, the autonomous disbursement shall be handled through this account.

7.2 Where the disbursement is to be made by the lender upon request, the borrower shall submit the related transaction documents to the lender ___ banking days prior to the date of request for disbursement; Where the disbursement is to be made by the borrower itself, the borrower shall summarize and report on the disbursement of loan proceeds in writing within ___ days of the end of each □quarter/□month.

7.3 During the loan disbursement, if any of the following events occurs with respect to the borrower, the lender shall consult with the borrower to make additional conditions for drawdown in writing as integral part of this contract or cease to disburse the loan proceeds:

7.3.1 Decreased credit standing;

7.3.2 Failure to pay the loan proceeds according to the provisions of the contract.

7.3.3 Insufficient profitability of primary line of business;

7.3.4 Abnormal use of loan proceeds;

7.3.5 Attempt to circumvent authorized disbursement by the lender by means of breaking down the loan into parts in violation of the provisions hereof.

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Section 8 Repayment

8.1 Except as otherwise agreed upon by both parties, the borrower shall repay the loan hereunder according to the following repayment schedule _____:

8.1.1 The borrower shall repay the entire loan hereunder upon the maturity date of the loan.

8.1.2 The borrower shall repay the loan hereunder according to the following repayment schedule:

Repayment date	Repayment amount

Any attached table completed in addition to the above table due to insufficient space shall constitute integral part of this contract.

The borrower shall file a written request to the lender_____ banking days prior to the maturity of the applicable loan if it intends to change the aforesaid repayment schedule, which change shall be subject mutual confirmation by both parties in writing.

8.2 Except as otherwise agreed upon by both parties, if the borrower becomes delinquent in both loan principal and interest, the lender has the right to determine the sequence of principal repayment or interest payment; in case of installment repayment, if there exist multiple due loans or overdue loans hereunder, the lender has the right to determine the sequence of settlement of a certain repayment by the borrower; where there exist multiple matured loan contracts between the borrower and the lender, the lender has the right to determine the sequence of contracts to be performed by the borrower for each repayment.

8.3. Except as otherwise agreed upon by both parties, the borrower may make prepayment by giving a written notice to the lender ______banking days in advance. If there exist multiple loans, the lender has the right to determine the sequence of repayment for the amount to be prepaid.

The lender has the right to charge compensation at a rate of _______ with respect to the prepaid portion.

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8.4 The borrower shall make repayment in the following manner _______.

8.4.1 The borrower shall deposit sufficient funds into the following repayment account for repayment ___ banking day prior to the maturity of each tranche of principal and interest, from which the lender has the right to deduct the amount at its sole discretion at the maturity date of each tranche of principal and interest.

Account name: ____________________________________________________________________

Account No:______________________________________________________________________

8.4.2 Other repayment processes agreed upon by both parties:_________________.

Section 9 Guarantee

9.1 The form of guarantee for the debts hereunder is (single choice):

☐ This contract is the principal contract under the _________contract executed by and between the guarantor _____________ and the lender (contract No._________).

☑ This contract is the principal contract under the Mortgage contract executed by and between the guarantor Jiangsu Baikang Biological Pharmaceutical Co., Ltd and the lender (contract No. (82010) Rural Commercial Bank Mortgage [2018]No.10291130001); in addition, Li Jinguo, Wang Zuoliang and Yan Zhihui will provide liability guarantee and execute the corresponding guarantee contract. Wherein: the amount of debt corresponding to such _________guarantee contract is outside the scope of the principal debt under the aforesaid maximum-amount guarantee contract, while the remaining debt amount is within the scope of its principal debt.

☐ (Other forms of guarantee)________________________.

9.2 If the borrower or the guarantor incurs any event that the lender deems likely to affect adversely its ability to perform the contract, or the guarantee contract becomes invalid, is revoked or terminated, or the borrower or the guarantor suffers deteriorating financial condition or becomes involved in any significant legal action or arbitration or otherwise encounters any other event that might adversely effect its ability to perform the contract, or the guarantor defaults under the guarantee contract or any other contract between it and the lender, or the collateral depreciates, is destroyed, lost or judicially attached, resulting in impairment or loss of the guaranteed value, the lender has the right to require the borrower, and the borrower has the obligation to provide a new guarantee or replace the guarantor or otherwise in order to guarantee the debts hereunder.

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Section 10 Insurance (this is a selective term, under which the choice is ___: 1. applicable; 2. not applicable)

10.1 The borrower shall procure insurance for the real estate, equipment and risks during construction, cargo transport and business operations in connection with the trade hereunder from an insurance company acceptable to the lender against such risks as required by the lender and in an amount of no less than the loan principal.

10.2 The borrower shall deliver the original of the insurance policy to the lender within ___ days of the effective date of this contract. The lender may not interrupt the insurance coverage for any reasons prior to the full repayment of the loan principal, interest and fees hereunder, otherwise the lender has to the right to renew or procure the insurance coverage on behalf of the borrower at the sole costs of the borrower. The borrower shall be liable for any and all losses incurred to the lender due to interruption of insurance coverage.

10.3 The borrower shall notify the lender in writing of any insured accident within 3 days of the date when it knows or should know the occurrence of such accident and promptly claim against the insurer according to the applicable provisions of the insurance policy; the borrower shall be liable for the losses incurred to the lender due to its failure to notify in time or promptly make claims or perform its obligations under the insurance policy.

10.4 Except as otherwise agreed upon herein, the insurance indemnities shall be first applied towards repayment of the loan principal and interest and other fees payable hereunder.

Section 11 Representations and warranties

11.1 The borrower hereby represents as follows:

11.1.1 It is duly incorporated and validly existing according to law and has the full authority, right and power to execute and perform this contract;

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11.1.2 Execution and performance of this contract is the expression of its true intention and it has obtained lawful and valid authorizations according to its charter or other internal management documents and the execution and performance of this contract will not violate any agreement, contract and other legal instruments binding upon it; it has acquired or will acquire any and all related approvals, permits, filings or registrations required for execution and performance of this contract

11.1.3 Any and all documents, financial statements, vouchers and other data provided by it to the lender hereunder are true, complete, accurate and valid;

11.1.4 It has not hidden from the lender any event that might adversely affect its or guarantor’s financial condition and performance capabilities.

11.1.5 Other representations of the borrower:______________________.

11.2 The borrower hereby warrants as follows:

11.2.1 It will submit its financial statements (including but not limited to annual, quarterly and monthly statements) and other true, complete and valid materials to the lender on a regular basis and in a timely manner as required by the lender;

11.1.2 If the borrower has or will execute any counter-guarantee agreement or similar agreement with the guarantor of this contract with respect to its guarantee obligations, such agreement will not impair any of the lender’s rights hereunder;

11.2.3 It will subject itself to the loan disbursement management, post-loan management and related inspections by the lender.

11.2.4 If any event occurs that might adversely affect the financial conditions and performance capabilities of the borrower or the guarantor, including but not limited to any form of spinoff, consolidation, joint operation, joint venture with foreign investor, cooperation, contract operation, reorganization, restructuring, IPO plan or any other change of business practices, reduced registered capital, transfer of significant assets or equities, assumption of significant liabilities, substantial increase in debt financing or imposition of new and significant liabilities on collaterals, attachment of collaterals, dissolution, revocation, bankruptcy petition by or against it or involvement in any significant lawsuit or arbitration case or operational difficulties or deterioration of financial condition or any default event of the borrower under any other contract, the borrower shall promptly notify the lender and obtain the prior consent of the lender.

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11.2.5 The debts of the borrower to the lender shall be settled in priority to the borrowings of the borrower from its shareholders and in a manner no less favorable than the similar debts that the borrower has to its other creditors;

11.2.6 Where the after-tax net profits in any related accounting year are zero or negative or otherwise insufficient to cover the accumulated losses from the previous accounting years, or the pre-tax profits are not applied towards repayment of the principal, interest and fees repayable by the borrower within such accounting year or are insufficient to repay the next tranche of principal, interest and fees, the borrower may not distribute any dividends or bonus to its shareholders in any manner or form.

11.2.7 The borrower may not dispose of its assets in any manner that reduces its debt service capabilities. The borrower undertakes that the total amount of its external guarantees will not be more than ____times its net assets and the total amount of external guarantees and the amount of individual guarantee will not exceed the limit specified in its articles of association.

11.2.8 The borrower agrees that the following account (account name:_________account No:_________ will be its collection account and it will provide the lender with the information on receipt and expenditure of funds into and from the account in a timely manner. It further agrees that the lender may consult and execute an account management agreement with the borrower based on the credit standing and financing performance of the borrower, setting forth the management of the receipt and expenditure of funds into and from the designated account.

11.2.9 It will accept the monitoring of the aforesaid settlement account, the dedicated loan disbursement account and the collection account by the lender and provide sufficient assistance and cooperation.

11.2.10 Other warranties of the borrower: If the borrower defaults hereunder, the lender has the right to list the borrower on its blacklist.

Jiangsu Baikang Biological
Pharmaceutical Co., Ltd

Section 12 Disclosure of related-party transactions inside the group to which the borrower belongs (this is a selective term, the choice is ____: 1. applicable; 2. not applicable).

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12.1 The borrower is a group customer as determined by the lender according to the Guidelines to Commercial Banks on Business Risk Management Concerning Credit Extension to Group Customers. The borrower shall promptly report to the lender on any related-party transaction involving more than 10% of its net assets, including the relations between counterparties, item and nature of transaction, amount of transaction or corresponding percentage and pricing policy (including transactions without amount or with nominal amount only).

12.2 The lender has the right to cease to disburse to the borrower any unused loan proceeds at its sole discretion and recover the loan principal and interest in part or in full in advance if the borrower seeks discounting or pledge with the bank with any creditor’s right without actual trade background such as notes receivable and accounts receivable by using any falsified contract with related party, with a view to defaulting the bank of funds or credit extension; conducts any significant merger, acquisition or reorganization or otherwise that the lender believes might adversely affect the security of loan; intentionally evades bank’s creditor’s right through related-party transaction; or otherwise falls into any category specified in Article 18 of the Guidelines to Commercial Banks on Business Risk Management Concerning Credit Extension to Group Customers.

Section 13 Default event and treatment

13.1 Any of the following events shall constitute or be deemed a default event of the borrower hereunder:

13.1.1 The borrower fails to perform its payment and settlement obligations to the lender pursuant to the provisions hereof;

13.1.2 The borrower fails to use the loan proceeds acquired by it for the purpose set forth herein pursuant to the provisions hereof;

13.1.3 Any representation made by the borrower herein proves untrue or the borrower violates any of its warranties made herein.

13.1.4 Any event set forth in Section 11.2.4 hereof occurs, which the lender believes might adversely affect the financial condition or performance capabilities of the borrower or the guarantor, while the borrower fails to provide a new guarantee or replace the guarantor pursuant to the provisions hereof;

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13.1.5 The borrower violates any other provisions of this contract regarding the rights and obligations of parties;

13.1.6 The borrower incurs any default event under any other contract between it and the lender;

13.1.7 The guarantor violates any provisions of the guarantee contract or incurs any default event under any other contract between it and the lender or another organization of the lender;

13.1.8 The borrower ceases to conduct business or is dissolved, deregistered or becomes bankrupt;

13.1.9 Any of agreed financial indicators is exceeded;

13.1.10 Any event of significant cross default occurs;

13.1.11 Failure to pay the loan proceeds in such manner as specified herein;

13.1.12 Any information contained in the loan application proves untrue.

13.2 In case of any default event specified in Section 13.1 hereof, the lender has the right to take one or several or all of the following measures depending upon the specific circumstances:

13.2.1 Require the borrower and the guarantor to cure their default within a specified period;

13.2.2 Reduce, suspend or terminate the credit limit to the borrower in full or in part;

13.2.3 Suspend or cease to accept any service request of the borrower hereunder or under any other contract between the borrower and the lender in part or in full, including but not limited to drawdown application; suspend or cease to issue and deal with the undisbursed loan or outstanding trade financing in part or in full.

13.2.4 Declare the outstanding principal and interest of the loan/trade financing and other payables hereunder or under any other contract between the borrower and the lender immediately due and payable in part or in full;

13.2.5 Terminate or rescind this contract and terminate or rescind any other contract between the borrower and the lender in part or in full;

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13.2.6 Require the borrower to compensate for the losses incurred to the lender due to its default;

13.2.7 Subject only to prior or ex-post notice, deduct the amount in the account opened by the borrower with another organization of the lender in order to satisfy the debts of the borrower to the lender hereunder in part or in full. The undue amounts in such account shall be deemed immediately due and payable.

13.2.8 Exercise the security interest;

13.2.9 Require the guarantor to assume warranty liabilities;

13.2.10 Such other measures as the lender deems necessary and possible.

Section 14 Reservation of rights

14.1 Failure of either party to exercise any or all of its rights hereunder or to require the other party to perform and assume any or all of its obligations and liabilities shall not constitute waiver of such right or exemption o such obligations or liabilities.

14.2 Any indulgence, grace or delayed exercise of any rights hereunder granted by either party to the other party shall not affect any of its rights that it enjoys hereunder and according to laws and regulations, nor shall the same be deemed wavier of such right.

Section 15 Modification, amendment and termination

15.1 This contract may be modified or amended in writing with the mutual consent of both parties, and any such modification or amendment hereto shall constitute integral part of this contract.

15.2 Except as otherwise specified herein or agreed upon by parties hereto, this contract may not terminate prior to full performance of any and all respective rights and obligations hereunder.

15.3 Except as otherwise specified herein or agreed upon by parties hereto, the invalidity of any term of this contract shall not affect the legal effect of any other term hereof.

Section 16. Governing law and dispute resolution

16.1 This contract shall be governed by and construed according to the laws of the People’s Republic of China.

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16.2 Upon execution of this contract, any and all disputes arising out of execution and performance of this contract or in connection with this contract may be resolved by both parties through consultations, failing which either party may resolve the dispute in the following manner 16.2.3:

16.2.1 Submit to _____________Arbitration Commission for arbitration.

16.2.2. Sue to the people’s court having competent jurisdiction over the lender or another organization of the lender exercising rights and performing obligations hereunder and under individual agreements.

16.2.3 Sue to the people’s court having competent jurisdiction according to law.

16.3 During the dispute resolution, if such dispute does not affect the performance of other terms of this contract, such other terms hereof shall continue in full force and effect.

Section 17 Costs and expenses

17.1 Except as otherwise specified in laws or agreed upon by both parties, the costs and expenses incurred as a result of execution, performance and dispute resolution of this contract (including but not limited to attorney’s fee) shall be borne by the borrower.

Section 18 Annexes

18.1 The following annexes and other annexes confirmed by both parties shall constitute integral part of this contract and bear the same legal effect as this contract.

18.1.1 Drawdown application;

18.1.2 Payment order;

18.1.3Other annexes

Section 19 Miscellaneous

19.1 The borrower shall not transfer or assign any of its rights or obligations hereunder to any third party without the prior written consent of the lender.

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19.2 If the lender needs to engage another organization of the lender to perform its rights and obligations hereunder due to operational needs or allocate the loan business hereunder to another organization of the lender for takeover and management, the borrower hereby accepts such arrangement. Such other organization of the lender authorized by the lender or such other organization of the lender undertaking the loan business hereunder has the right to exercise any and all of the lender’s rights hereunder and sue to the court, submit to the arbitral authority for arbitration or apply for specific performance in the name of such organization with respect to any dispute hereunder.

19.3 Without prejudice to any other provisions hereof, this contract shall inure to the benefits of and bind upon both parties and respective successors and assigns arising according to law.

19.4 Except as otherwise specified herein, both parties designate respective addresses indicated herein as respective addresses for notice and contact and undertake to notify the other party in writing promptly of any change to such address, otherwise any communication sent shall be deemed duly served within a certain reasonable period.

19.5 The transaction contemplated hereunder shall be conducted based on respective independent interests. If other parties to the transaction constitute affiliates or associates of the lender according to the applicable laws, regulations and regulatory requirements, all parties shall not seek to utilize such affiliated relationship to influence the fairness of transaction.

19.6 The section headings and business designations contained herein are for ease of reference only and shall be ignored in the interpretation of terms and rights and obligations of parties hereto.

Section 20 Execution

20.1 This contract shall take effect upon being signed and sealed by the legal representatives (CEO) of both parties or their authorized signatories with respective corporate seals.

20.2 This contract is made in two copies, one copy for each party and each copy bearing the same legal effect.

Section 21 Special statement

21.1 The lender has reminded the borrower to fully and accurately understand all printed terms of this contract, and made explanations as required by the borrower upon the request of the borrower. Both parties hereto have the same understanding of the meanings of all terms of this contract.

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Borrower
Lender
Borrower:	(corporate seal)
Jiangsu Baikang Biological		Lender:	(corporate seal)
Pharmaceutical Co., Ltd(seal)		Jiangsu Pizhou Rural Commercial Bank Co., Ltd
Contract stamp of Loan business (seal)
Legal representative (CEO): ID No:		CEO:	(signature/seal)
Postal address:		Zhang Jun
Tel:	Li jinguo
Fax:		Handler:	(signature/seal)

Date of signing: November 29, 2018	Place of signing: Corporate department of Pizhou Rural Commercial Bank

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